SERVICING AGREEMENT

among

WELLS FARGO BANK, N.A.,

as Servicer and as Administrator,

WELLS FARGO STUDENT LOAN TRUST 20__-__,

as Issuer,

and

[INDENTURE TRUSTEE],

not in its individual capacity

but solely as Indenture Trustee

Dated as of __________, 20__

TABLE OF CONTENTS

Page

ARTICLE I

1

Section 1.1

Definitions and Usage

1

Section 1.2

Legal Construction.

1

ARTICLE II

2

Section 2.1

Custody of Trust Student Loan Files

2

Section 2.2

Duties of Servicer as Custodian

2

Section 2.3

Maintenance of and Access to Records

2

Section 2.4

Release of Documents

3

Section 2.5

Instructions; Authority to Act

3

Section 2.6

Effective Period and Termination

3

ARTICLE III

3

Section 3.1

Duties of Servicer

3

Section 3.2

Collection of Trust Student Loan Payments.

5

Section 3.3

Realization upon Trust Student Loans

6

Section 3.4

No Impairment

6

Section 3.5

Purchase of Trust Student Loans; Reimbursement.

6

Section 3.6

Primary Servicing Fee; Carryover Servicing Fee

8

Section 3.7

Access to Certain Documentation and Information Regarding Trust

Student Loans

8

Section 3.8

Servicer Expenses

8

Section 3.9

Use of Subservicers and Subcontractors

9

Section 3.10

Reports

10

Section 3.11

Covenants and Agreements of the Issuer, Administrator, Owner

Trustee and Servicer

11

Section 3.12

Special Programs

12

Section 3.13

Financial Statements

12

Section 3.14

Insurance

12

Section 3.15

Administration Agreement

12

Section 3.16

Lender Identification Number

12

Section 3.17

Privacy and Information Security Provisions

13

Section 3.18

Servicer Internal Controls

13

Section 3.19

Non-Discrimination Practices

13

Section 3.20

Material Changes

13

Section 3.21

Exchange Act Reports.

14

ARTICLE IV

19

Section 4.1

Representations of Servicer

19

Section 4.2

Indemnities of Servicer

21

Section 4.3

Merger or Consolidation of, or Assumption of the Obligations of,

Servicer

21

Section 4.4

Limitation on Liability of Servicer

22

Section 4.5

Wells Fargo Bank, N.A

23

Section 4.6

Assignment or Delegation of Duties by Servicer

23

ARTICLE V

23

Section 5.1

Servicer Default

23

Section 5.2

Appointment of Successor.

24

Section 5.3

Notification to Noteholders

25

Section 5.4

Waiver of Past Defaults

25

ARTICLE VI

26

Section 6.1

Amendment.

26

Section 6.2

Notices

27

Section 6.3

Counterparts

28

Section 6.4

Entire Agreement; Severability

28

Section 6.5

Governing Law

29

Section 6.6

Relationship of Parties

29

Section 6.7

Titles Not to Affect Interpretation

29

Section 6.8

Nonliability of Directors, Officers and Employees of Servicer, the

Owner Trustee, the Indenture Trustee and the Administrator

29

Section 6.9

Assignment

29

Section 6.10

Limitation of Liability of Owner Trustee and Indenture Trustee.

29

Section 6.11

Limitations on Rights of Others

30

Section 6.12

Indulgences Not Waivers

30

ARTICLE VII

30

Section 7.1

Intent of the Parties; Reasonableness

30

Section 7.2

Reporting Requirements.

31

Section 7.3

Auditor's Opinion; Other Annual Reports and Exchange

Act Reporting.

31

Attachment A

Schedule of Fees

Attachment B

Servicer Locations

Attachment C

Servicing Criteria to be Addressed in Assessment of Compliance

Attachment D   Form of Annual Certification

SERVICING AGREEMENT

Wells Fargo Bank, N.A., a national banking association, as servicer (in such capacity, the “Servicer”) and as administrator (in such capacity, the “Administrator”), hereby agrees with Wells Fargo Student Loan Trust 20__-_, as issuer (the “Issuer”), and [INDENTURE TRUSTEE], not in its individual capacity but solely in its capacity as the indenture trustee (the “Indenture Trustee”), as follows:

WHEREAS, the Issuer will acquire certain education loans to be held in the trust formed pursuant to the Trust Agreement;

WHEREAS, the Issuer will issue notes (the “Notes”) pursuant to the Indenture, dated as of _______ __, 20__, among the Issuer, the Indenture Trustee and [ELIGIBLE LENDER TRUSTEE], not in its individual capacity but solely in its capacity as eligible lender trustee on behalf of the Issuer (the “Eligible Lender Trustee”), which Notes are payable from the assets of the Issuer; and

WHEREAS, the Issuer and the Administrator desire the Servicer to service the education loans on behalf of the Issuer, and the Servicer is willing to service those education loans for the Issuer, the Administrator and the Indenture Trustee.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

Article I

Section 1.1

Definitions and Usage.  Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Indenture, which also contains rules as to usage that shall be applicable herein.

Section 1.2

Legal Construction.

A.

Compliance with Applicable Law.  The obligations of the Servicer pursuant to this Agreement shall at all times be performed in compliance with all applicable laws.

B.

Potential Conflict.  If any obligation of the Servicer pursuant to this Agreement shall give rise to a potential conflict with applicable law, such obligation shall be construed so as to (a) comply with all applicable laws and (b) effectuate with respect to such obligations, to the fullest extent permitted by law, the intention of the parties hereto as expressed in this Agreement.

C.

Consistent Legal Compliance.  The fact that certain provisions of this Agreement contain language which expressly requires compliance with all applicable laws, shall not give rise to an implication that other provisions, which do not expressly include such language, operate in derogation of the requirement for such legal compliance.

D.

Construction of Provisions.  Although certain provisions of this Agreement contain express language which precludes the Servicer's recovery of, or reimbursement for, expenses incurred hereunder, no inference to the contrary shall be drawn from absence of such, or similar, language in any other provision hereof regarding expenses.

Article II

Section 2.1

Custody of Trust Student Loan Files.  To assure uniform quality in servicing the Trust Student Loans and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as custodian of the following documents or instruments (collectively the “Trust Student Loan Files”) which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer with respect to each Trust Student Loan:

(a)

the original fully executed copy of the note (or all electronic records evidencing the same) evidencing the Trust Student Loan; and

(b)

any and all other documents and computerized records that the Servicer shall keep on file, in accordance with its customary procedures, relating to such Trust Student Loan or any obligor with respect thereto.

Section 2.2

Duties of Servicer as Custodian.  The Servicer shall hold the Trust Student Loan Files for the benefit of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Trust Student Loan File as shall enable the Issuer to comply with this Agreement.  In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the student loan files relating to similar student loans that the Servicer services on behalf of Wells Fargo Bank, N.A. or any of its Affiliates and shall ensure that it fully complies with all applicable Federal and state laws, including the Higher Education Act, with respect thereto.  The Servicer shall take all actions necessary with respect to the Trust Student Loan Files held by it under this Agreement and of the related accounts, records and computer systems, in order to enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer’s record keeping with respect to the Servicer’s obligations as custodian hereunder.  The Servicer shall promptly report to the Issuer, the Administrator and the Indenture Trustee any material failure on its part to hold the Trust Student Loan Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.  Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Owner Trustee or the Indenture Trustee of the Trust Student Loan Files.  If it is necessary to preserve the interests of the Noteholders and the Trust in the Trust Student Loans or at the request of the Administrator, the Servicer shall transfer physical possession of the notes evidencing the Trust Student Loans to the Indenture Trustee or any other custodian for either of them, the cost of which shall be borne by the Administrator.

Section 2.3

Maintenance of and Access to Records.  The Servicer shall maintain each Trust Student Loan File at one of its offices specified in Attachment B to this Agreement or at such other office as shall be consented to by the Issuer and the Indenture Trustee upon written notice to the Issuer and the Indenture Trustee.  Upon reasonable prior notice, the Servicer shall make available to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors a list of locations of the Trust Student Loan Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer or the Indenture Trustee shall instruct.

Section 2.4

Release of Documents.  Upon written instruction from the Indenture Trustee, the Servicer shall release any Trust Student Loan File to the Indenture Trustee, the Indenture Trustee’s agent, or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may reasonably designate, as soon as practicable.  The Indenture Trustee shall cooperate with the Servicer to provide the Servicer with access to the Trust Student Loan Files in order for the Servicer to continue to service the Trust Student Loans after the release of the Trust Student Loan Files.  In the event the Servicer is not provided access to the Trust Student Loan Files, the Servicer shall not be deemed to have breached its obligations pursuant to Section 3.1, 3.2, 3.3 or 3.4 if it is unable to perform such obligations due to its inability to have access to the Trust Student Loans Files.  The Servicer shall not be liable for any losses with respect to the servicing of such Trust Student Loans arising after the release of the related Trust Student Loan Files to the extent the losses are attributable to the Servicer’s inability to have access to the related Trust Student Loan Files.

Section 2.5

Instructions; Authority to Act.  The Servicer shall be deemed to have received proper instructions with respect to the Trust Student Loan Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee.

Section 2.6

Effective Period and Termination.  Wells Fargo Bank, N.A.’s appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect for so long as Wells Fargo Bank, N.A. shall remain the Servicer hereunder.  If Wells Fargo Bank, N.A. or any successor Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all the rights and obligations of Wells Fargo Bank, N.A. or any such successor Servicer shall have been terminated under Section 5.1, the appointment of Wells Fargo Bank, N.A. or such successor Servicer as custodian shall be terminated simultaneously with the effectiveness of such resignation or termination.  On or prior to the effective date of any resignation or termination of such appointment, the Servicer shall deliver the Trust Student Loan Files to the successor Servicer, the Indenture Trustee or the Indenture Trustee’s agent, at the direction of the Indenture Trustee, at such place or places as the Indenture Trustee may reasonably designate.  In establishing an effective date for the termination of the Servicer as custodian of the Trust Student Loan Files, the parties shall provide for a reasonable period for the Servicer to deliver the Trust Student Loan Files to its designated successor.

Article III

Section 3.1

Duties of Servicer.  The Servicer, for the benefit of the Issuer (to the extent provided herein), shall manage, service, administer and make collections on the Trust Student Loans with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to similar student loans that it services on behalf of Wells Fargo Bank, N.A. or any of its Affiliates, beginning on the Closing Date until the Trust Student Loans are paid in full.  Without limiting the generality of the foregoing or of any other provision set forth in this Agreement and notwithstanding any other provision to the contrary set forth herein, the Servicer shall manage, service, administer and make collections with respect to the Trust Student Loans (including the collection of any Interest Subsidy Payments and Special Allowance Payments on behalf of the Eligible Lender Trustee or the Owner Trustee, as applicable) in accordance with, and otherwise comply with, all applicable Federal and state laws, including all applicable rules, regulations and other requirements of the Higher Education Act and the applicable Guarantee Agreements, the failure to comply with which would adversely affect the eligibility of one or more of the Trust Student Loans for Federal reinsurance or Interest Subsidy Payments or Special Allowance Payments or one or more of the Trust Student Loans for receipt of Guarantee Payments.

The Servicer’s duties shall include, but shall not be limited to, collection and posting of all payments, responding to inquiries of borrowers on such Trust Student Loans, monitoring borrowers’ status, making required disclosures to borrowers, performing due diligence with respect to borrower delinquencies, sending statements to borrowers and otherwise establishing repayment terms, reporting tax information to borrowers, if applicable, accounting for collections and furnishing periodic statements with respect thereto to the Administrator and the Issuer.  The Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer.  Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, and the Noteholders or any of them, instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Trust Student Loans; provided, however, that the Servicer agrees that it will not (a) permit any rescission or cancellation of a Trust Student Loan except as ordered by a court of competent jurisdiction or governmental authority or as otherwise consented to in writing by the Owner Trustee and the Indenture Trustee provided, however, that the Servicer may write off any Trust Student Loan if the remaining balance of the borrower’s account is a de minimis amount consistent with the Servicer’s customary servicing procedures or (b) reschedule, revise, defer or otherwise compromise with respect to payments due on any Trust Student Loan except pursuant to any applicable interest only, deferral or forbearance periods or otherwise in accordance with all applicable standards, guidelines and requirements with respect to the servicing of Student Loans; provided further, however, that the Servicer shall not agree to any reduction of yield with respect to any Trust Student Loan (either by reducing borrower payments or reducing principal balance) except as permitted in accordance with Section 3.12 [or otherwise if, and to the extent, the holder of the Trust Certificate, the Depositor, the Servicer or the Administrator reimburses the Issuer in an amount sufficient to offset any such effective yield reduction made by the Servicer consistent with such customary servicing procedures as it follows with respect to comparable student loans which it services on behalf of Wells Fargo Bank, N.A. or any of its Affiliates].  The Issuer hereby grants a power of attorney and all necessary authorization to the Servicer to maintain any and all collection procedures with respect to the Trust Student Loans, including filing, pursuing and recovering claims with the Guarantors for Guarantee Payments and with the Department for Interest Subsidy Payments and Special Allowance Payments and taking any steps to enforce such Trust Student Loans such as commencing a legal proceeding to enforce a Trust Student Loan in the name of the Issuer.  The Owner Trustee shall upon the written request of the Servicer furnish the Servicer with any other powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

During the Consolidation Loan Add-On Period, the Servicer, upon receiving a request to  include Add-On Consolidation Loan(s) with an existing Trust Student Loan shall cause the Indenture Trustee to remit payment for such Add-On Consolidation Loan(s) to the applicable lender(s) in an amount equal to the outstanding principal balance of such Add-On Consolidation Loan(s), plus accrued and unpaid interest, if any, to the extent of sufficient amounts on deposit in the Add-On Consolidation Loan Account.  The Servicer shall also cause the related Schedule of Trust Student Loans to be revised to reflect the addition of any Add-On Consolidation Loans to the Trust Estate.

Section 3.2

Collection of Trust Student Loan Payments.

A.

The Servicer shall make reasonable efforts (including all efforts that may be specified under the Higher Education Act or any Guarantee Agreement) to collect all payments called for under the terms and provisions of the Trust Student Loans as and when the same shall become due and shall follow such collection procedures as it follows with respect to similar student loans that it services on behalf of Wells Fargo Bank, N.A. or any of its Affiliates.  The Servicer shall allocate collections with respect to the Trust Student Loans between principal, interest and fees in accordance with Section 2.5 of the Administration Agreement.  The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Trust Student Loan.  The Servicer may, at its option, retain any late payment charges that it collects.

B.

The Servicer shall make reasonable efforts to claim, pursue and collect all Guarantee Payments from the Guarantors pursuant to the Guarantee Agreements with respect to any of the Trust Student Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as it follows with respect to comparable guarantee agreements and student loans that it services on behalf of Wells Fargo Bank, N.A. or any of its Affiliates.  In connection therewith, the Servicer is hereby authorized and empowered to convey to any Guarantor the note and the related Trust Student Loan File representing any Trust Student Loan in connection with submitting a claim to such Guarantor for a Guarantee Payment in accordance with the terms of the applicable Guarantee Agreement.  All amounts so collected by the Servicer shall constitute Available Funds for the applicable Collection Period and shall be deposited into the Collection Account or transferred to the Administrator in accordance with Section 2.4 of the Administration Agreement.  The Issuer shall, upon the written request of the Servicer, furnish the Servicer with any power of attorney and other documents necessary or appropriate to enable the Servicer to convey such documents to any Guarantor and to make such claims.

C.

The Servicer on behalf of the Owner Trustee or the Eligible Lender Trustee, as applicable, shall, on behalf of the Issuer, make reasonable efforts to claim, pursue and collect all Interest Subsidy Payments and Special Allowance Payments from the Department with respect to any of the Trust Student Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as the Servicer follows with respect to similar student loans that it services on behalf of Wells Fargo Bank, N.A. or any of its Affiliates.  All amounts so collected by the Servicer shall constitute Available Funds for the applicable Collection Period and shall be deposited into the Collection Account or transferred to the Administrator in accordance with Section 2.4 of the Administration Agreement.  In connection therewith, the Servicer shall prepare and file with the Department on a timely basis all claim forms and other documents and filings necessary or appropriate in connection with the claiming of Interest Subsidy Payments and Special Allowance Payments on behalf of the Owner Trustee and shall otherwise assist the Eligible Lender Trustee in pursuing and collecting such Interest Subsidy Payments and Special Allowance Payments from the Department.  The Issuer shall upon the written request of the Servicer furnish the Servicer with any power of attorney and other documents reasonably necessary or appropriate to enable the Servicer to prepare and file such claim forms and other documents and filings.

Section 3.3

Realization upon Trust Student Loans.  For the benefit of the Issuer, the Servicer shall use reasonable efforts consistent with its servicing practices and procedures that it utilizes with respect to comparable student loans that it services on behalf of Wells Fargo Bank, N.A. or any of its Affiliates and including all efforts that may be specified under the Higher Education Act or Guarantee Agreement in its servicing of any delinquent Trust Student Loans.

Section 3.4

No Impairment.  The Servicer shall not impair the rights of the Issuer, the Eligible Lender Trustee, the Owner Trustee, the Indenture Trustee, or Noteholders in such Trust Student Loans.

Section 3.5

Purchase of Trust Student Loans; Reimbursement.

A.

The Servicer, the Administrator, the Issuer and the Indenture Trustee shall give notice to the other parties promptly, in writing, upon the discovery of any breach of the provisions of Section 3.1, 3.2, 3.3 or 3.4 which has a material adverse effect on the interests of the Noteholders.  In the event of such a material breach which is not curable by reinstatement of the Guarantor’s guarantee of such Trust Student Loan, the Servicer shall cure the breach, reimburse the Issuer or purchase the affected Trust Student Loan not later than 120 days following the earlier of the date of discovery of such material breach and the date of receipt of the Guarantor reject transmittal form with respect to such Trust Student Loan.  In the event of a material breach with respect to such Trust Student Loan which is curable by reinstatement of the Guarantor’s guarantee of such Trust Student Loan, unless the material breach shall have been cured within 360 days following the earlier of the date of discovery of such material breach and the date of receipt of the Guarantor reject transmittal form with respect to such Trust Student Loan, the Servicer shall purchase such Trust Student Loan not later than the sixtieth day following the end of such 360-day period.  The purchase price hereunder will be the unpaid principal amount of such Trust Student Loan plus accrued and unpaid interest (calculated using the applicable percentage that would have been insured pursuant to Section 428(b)(1)(G) of the Higher Education Act) plus an amount equal to all forfeited Interest Subsidy Payments and Special Allowance Payments with respect to such Trust Student Loan.  In consideration of the purchase of any such Trust Student Loan pursuant to this Section 3.5, the Servicer shall remit the Purchase Amount to the Administrator in the manner and at the time specified in Section 2.6 of the Administration Agreement.  Any breach that relates to compliance with the requirements of the Higher Education Act or of the applicable Guarantor but that does not affect such Guarantor’s obligation to guarantee payments of a Trust Student Loan will not be considered to have a material adverse effect for purposes of this Section 3.5(A).

B.

Anything in this Section 3.5 to the contrary notwithstanding, if as of the last Business Day of any month the aggregate outstanding principal amount of Trust Student Loans with respect to which claims have been filed with and rejected by a Guarantor or with respect to which the Servicer determines that claims cannot be filed pursuant to the Higher Education Act as a result of a breach by the Servicer or the Depositor, exceeds 1% of the Initial Pool Balance, the Servicer or the Seller, as appropriate, shall purchase, within 30 days of a written request of the Owner Trustee or Indenture Trustee, such affected Trust Student Loans in an aggregate principal amount such that after such purchase the aggregate principal amount of such affected Trust Student Loans is less than 1% of the Initial Pool Balance.  The Trust Student Loans to be purchased by the Servicer or the Depositor pursuant to the preceding sentence shall be based on the date of claim rejection (or date of notice referred to in the first sentence of this Section 3.5) with the Trust Student Loans with the earliest such date to be purchased first.

C.

In consideration of the purchase of any such Trust Student Loans pursuant to this Section 3.5, the Servicer shall remit the Purchase Amount to the Administrator in the manner and at the time specified in Section 2.6 of the Administration Agreement.

D.

In lieu of repurchasing Trust Student Loans pursuant to this Section 3.5, the Servicer may, at its option, with the prior consent of the Administrator, arrange for the substitution of Student Loans which are substantially similar as of the date of substitution on an aggregate basis to the Trust Student Loans for which they are being substituted with respect to the following characteristics:

(1)

status (i.e., in-school, grace, deferment, forbearance or repayment),

(2)

program type (i.e. , unsubsidized or subsidized Consolidation Loans (pre-1993 vs.  post-1993)) ,

(3)

guarantee percentage,

(4)

school type,

(5)

interest rate and related government subsidy,

(6)

principal balance, and

(7)

remaining term to maturity.

In addition, each substituted Student Loan shall comply, as of the date of substitution, with the representations and warranties made by the Depositor in the Sale Agreement.  In choosing Student Loans to be substituted pursuant to this subsection D, the Servicer shall make a reasonable determination that the Student Loans to be substituted will not have a material adverse effect on the interests of the Noteholders.

In the event the Servicer elects to substitute Student Loans pursuant to this Section 3.5 and the Administrator consents to such substitution, the Servicer will remit to the Administrator the amount of any shortfall between the Purchase Amount of the substituted Student Loans and the Purchase Amount of the Trust Student Loans for which they are being substituted.  The Servicer shall also remit to the Administrator an amount equal to all nonguaranteed interest amounts that would have been owed to the Issuer by the Guarantor but for the breach of the Servicer and forfeited Interest Subsidy Payments and Special Allowance Payments with respect to the Trust Student Loans in the manner provided in Section 2.6 of the Administration Agreement.

E.

The sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee and the Noteholders with respect to a breach pursuant to Section 3.1, 3.2, 3.3 or 3.4 shall be to require the Servicer to purchase Trust Student Loans, to reimburse the Issuer as provided above or to substitute Student Loans pursuant to this Section 3.5; provided, however, that the Servicer shall be entitled to choose among the aforementioned remedies at its sole discretion.

F.

Neither the Owner Trustee, the Indenture Trustee nor the Eligible Lender Trustee shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Trust Student Loan or the reimbursement for any interest penalty pursuant to this Section 3.5.

G.

The Servicer shall not be deemed to have breached its obligations pursuant to Section 3.1, 3.2, 3.3 or 3.4 if it is rendered unable to perform such obligations, in whole or in part, by a force outside the control of the parties hereto (including acts of God, acts of war, fires, earthquakes, hurricanes, floods and other disasters).  The Servicer shall diligently perform its duties under this Agreement as soon as practicable following the termination of such interruption of business.

Section 3.6

Primary Servicing Fee; Carryover Servicing Fee.  The Primary Servicing Fee for each calendar month and any Carryover Servicing Fees payable on any Distribution Date in arrears by the Issuer shall be equal to the amounts determined by reference to the schedule of fees attached hereto as Attachment A.  Notwithstanding anything to the contrary contained herein or in any other Basic Document, the Servicer shall be entitled to receive any Carryover Servicing Fee on any Distribution Date only if and to the extent that sufficient funds are available pursuant to Section 2.8(h) of the Administration Agreement or Section 5.4(b) of the Indenture.

Section 3.7

Access to Certain Documentation and Information Regarding Trust Student Loans.  At the request of the Issuer or the Administrator, the Servicer shall provide to the Issuer, the Administrator, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision and the examiners of the FDIC, as appropriate, access to the documentation regarding the Trust Student Loans required by applicable regulations of the Office of Thrift Supervision or the FDIC, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.  The Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Servicer.  Nothing in this Section 3.7 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 3.7.

Section 3.8

Servicer Expenses.  The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Administrator, provided, however, the Carryover Servicing Fee will be subject to increase agreed to by the Administrator and the Servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the Servicer in providing the services to be provided hereunder, whether due to changes in applicable governmental regulations, Guarantor program requirements or regulations or postal rates.  Notwithstanding anything to the contrary contained herein, the Servicer may, at its option, collect fees from the Borrowers in connection with sending payment histories and amortization schedules to Borrowers, faxing documents to Borrowers, providing credit reference letters to Borrowers, providing a “speed pay” payment option to Borrowers and for other similar optional services requested by a Borrower and may retain such fees.  The Servicer may also, at its option, collect fees from Borrowers for returned check processing or other insufficient fund transactions and may assess such fees from the Borrower’s Trust Student Loan payment and retain such fees.  Notwithstanding the foregoing, in connection with any payments owed in respect of consolidation rebate fees or any net payments owed to the Department which relate to floor income rebate fees, the Servicer shall make such payments as such payments become due, and the Servicer shall, upon written request to the Administrator, be entitled to reimbursement therefor from amounts on deposit in the Collection Account (to the extent of Available Funds) pursuant to Section 2.7(d) of the Administration Agreement.

Section 3.9

Use of Subservicers and Subcontractors.  The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement unless the Servicer complies with the provisions of paragraph A of this Section 3.9.  The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement unless the Servicer complies with the provisions of paragraph B of this Section 3.9.

A.

It shall not be necessary for the Servicer to seek the consent of the Administrator, the Issuer, the Eligible Lender Trustee or the Depositor to the utilization of any Subservicer.  The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Administrator, the Issuer and the Depositor to comply with the provisions of this Section 3.9 and with Sections 4.1 and 7.3 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide such information regarding the Subservicer as the Administrator, on behalf of the Issuer, or the Depositor request for the purpose of complying with Item 1108 of Regulation AB, including at a minimum, the information set forth in Attachment [C].  The Servicer shall be responsible for obtaining from each Subservicer any servicer compliance statement required to be delivered by such Subservicer under Section 7.3(D), any assessment of compliance and attestation required to be delivered by such Subservicer under Section 7.3(A) and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes-Oxley Certification under Section 7.3(C) as and when required to be delivered.

B.

It shall not be necessary for the Servicer to seek the consent of the Administrator, the Issuer or the Depositor to the utilization of any Subcontractor.  The Servicer shall promptly upon request provide to the Administrator, on behalf of the Issuer, and the Depositor a written description (in form and substance satisfactory to the Administrator, on behalf of the Issuer, and the Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB (as then interpreted by the Commission), and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.  In the event of any disagreement among any of the parties hereto regarding the application of the Commission's interpretation to a particular Subcontractor, the determination of the Administrator, on behalf of the Issuer, shall be binding.

As a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Administrator, the Issuer and the Depositor to comply with the provisions of Section 7.3 (other than subsection (D)) of this Agreement to the same extent as if such Subcontractor were the Servicer.  The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Administrator, on behalf of the Issuer, and the Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 7.3, in each case as and when required to be delivered.

Section 3.10

Reports.  With respect to Trust Student Loans, the Servicer shall prepare reports and data and furnish the following information to the Issuer, the Administrator, the Owner Trustee, the Paying Agent and the Indenture Trustee, unless otherwise noted, at the specified times:

(a)

Within 45 days following the end of each calendar quarter, to the Department, owner’s request for interest and Special Allowance Payments (ED 799);

(b)

To credit bureaus selected by Servicer, credit bureau reporting in accordance with the Higher Education Act;

(c)

At any time the Owner Trustee or the Indenture Trustee, as the case may be, shall have reasonable grounds to believe that such request would be necessary in connection with its performance of its duties under related documents, and within five (5) Business Days of receipt of a request therefor, the Servicer shall furnish to the Owner Trustee or to the Indenture Trustee a list of all Trust Student Loans (by borrower loan identification number, type and outstanding principal balance) and any additional information requested relating to the Trust Student Loans; and

(d)

From time to time as may be reasonably requested, reports and data providing additional information on the Trust Student Loans.

The Servicer may submit to the Issuer, the Administrator, the Owner Trustee, the Paying Agent and the Indenture Trustee for review the Servicer's automated reports which include all of the information required by the provisions of this Section 3.10.

With the prior written consent of the Administrator, all reports to be made by the Servicer to the Issuer, the Administrator, the Paying Agent, the Owner Trustee and the Indenture Trustee may be transmitted electronically in lieu of written reporting.  If the Servicer services more than one hundred Trust Student Loans for the Issuer, it shall arrange for electronic transmission of the required reports.  Any expenses occasioned by the electronic transmission of reports shall be borne by the Servicer.

At the request of the Administrator, the Servicer shall provide to the Issuer, the Administrator, the Owner Trustee, the Paying Agent and the Indenture Trustee, in a mutually agreed machine readable format, the current names and mailing addresses of each borrower related to a Trust Student Loan.  The Issuer shall utilize such information solely for audit purposes, or in the event the Servicer is terminated hereunder.

Section 3.11

Covenants and Agreements of the Issuer, Administrator, Owner Trustee and Servicer.  The Issuer, the Administrator, the Owner Trustee, the Paying Agent and the Servicer, each agree that:

A.

Any payment and any communications received at any time by the Issuer, and Administrator with respect to a Trust Student Loan shall be immediately transmitted to the Servicer.  Such communications shall include, but not be limited to, requests or notices of loan cancellation, notices of borrower disqualification, letters, changes in address or status, notices of death or disability, notices of bankruptcy and forms requesting deferment of repayment or forbearance.

B.

The Servicer may change any part or all of its equipment, data processing programs and any procedures and forms in connection with the services performed hereunder so long as the Servicer continues to service the Trust Student Loans in conformance with the requirements herein.  The Servicer shall not make any material change in its servicing system and operations with respect to the Trust Student Loans without the prior written consent of the Administrator, which consent will not be unreasonably withheld.  Each written request for consent by the Servicer shall be acted upon promptly by the Administrator.  Anything in this paragraph B to the contrary notwithstanding, the Servicer will not be required to request the consent of the Administrator with respect to any changes in the Servicer’s servicing system and operations which the Servicer reasonably determines are required due to changes in the Higher Education Act or Guarantor program requirements.

C.

The Issuer will furnish the Servicer with a copy of any and all Guarantee Agreements relating to the Trust Student Loans serviced hereunder.

D.

The Servicer may and, at the direction of the Administrator, shall include marketing or informational material generally provided to borrowers of loans owned by Wells Fargo Bank, N.A. or any of its Affiliates with communications sent to a borrower.

E.

The Servicer may, in its discretion, if requested by a borrower of a Trust Student Loan, arrange for the sale of such Trust Student Loan to another lender which holds another student loan of such borrower at a price not less than the Purchase Amount.

F.

The Servicer shall arrange for the sale of a Trust Student Loan to Wells Fargo Bank, N.A. (or the seller from which Wells Fargo Bank, N.A. originally purchased such Trust Student Loan) or another Affiliate of Wells Fargo Bank, N.A., as applicable, upon receipt by the Servicer of an executed consolidation loan application from the borrower of the related Trust Student Loan or a request from the borrower to add additional loans to such Trust Student Loan as permitted under the Higher Education Act.  The sale price for such Trust Student Loan shall equal the Purchase Amount.

Section 3.12

Special Programs.  The Servicer shall service the Trust Student Loans in accordance with the terms of any applicable borrower incentive program, to the extent such programs are in effect for each Trust Student Loan as of the Closing Date and to the extent any Borrower requests that any borrower incentive program be applied to the Borrower’s Trust Student Loan.  The Servicer may, in accordance with its customary servicing policies, grant any Borrower alternative payment options as provided within the terms of the Trust Student Loans (e.g.  interest-only payments); provided that such Borrower requests and properly qualifies for such deferment or forbearance in accordance with the terms of Servicer’s deferment or forbearance policies, respectively; provided, further, that under such deferment and forbearance policies, any interest payments that are postponed shall be capitalized no more frequently than quarterly and at the end of the deferment or forbearance period, respectively.

Section 3.13

Financial Statements.  At any time that the Servicer is not an Affiliate of the Administrator, the Servicer shall provide to the Indenture Trustee and the Administrator (a) as soon as possible, and in no event more than 120 days after the end of each fiscal year of the Servicer, audited financials as at the end of and for such year and (b) as soon as possible, and in no event more than 30 days after the end of each quarterly accounting period of the Servicer, unaudited financials as at the end of and for such period.

Section 3.14

Insurance.  The Servicer shall maintain or cause to be maintained insurance with respect to its property and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of institutions of the same type and size.

Section 3.15

Administration Agreement.  The Servicer agrees to perform all duties required of the Servicer under the Administration Agreement using that degree of skill and attention that the Servicer exercises with respect to its comparable business activities.

Section 3.16

Lender Identification Number.  The Owner Trustee may permit trusts, other than the Issuer, established by the Depositor to securitize student loans to use the Department lender identification number applicable to the Issuer if the servicing agreements with respect to such other trusts include provisions substantially similar to this paragraph.  In such event, the Servicer may claim and collect Interest Subsidy Payments and Special Allowance Payments with respect to Trust Student Loans and student loans in such other trusts using such common lender identification number.  Notwithstanding anything herein or in the Basic Documents to the contrary, any amounts assessed against payments (including, but not limited to, Interest Subsidy Payments and Special Allowance Payments) due from the Department to any such other trust using such common lender identification number as a result of amounts owing to the Department from the Issuer will be deemed for all purposes hereof and of the Basic Documents (including for purposes of determining amounts paid by the Department with respect to the student loans in the Trust and such other trust) to have been assessed against the Issuer and shall be deducted by the Administrator or the Servicer and paid to such other trust from any collections made by them which would otherwise have been payable to the Collection Account for the Issuer.  Any amounts assessed against payments due from the Department to the Issuer as a result of amounts owing to the Department from such other trust using such common lender identification number will be deemed to have been assessed against such other trust and will be deducted by the Administrator or the Servicer from any collections made by them which would otherwise be payable to the collection account for such other trust and paid to the Issuer.

Section 3.17

Privacy and Information Security Provisions.  With respect to information that is “non-public personal information” (as defined in the GLB Regulations) that is disclosed or provided by the Trust (or on the Trust’s behalf) to the Servicer in connection with this Agreement, or any Basic Document to which the Servicer is a party, the Servicer agrees, subject to the terms hereof and the limitations of liability set forth herein, that in performing its obligations under this Agreement, the Servicer shall comply with all reuse, redisclosure, or other customer information handling, processing, security, and protection requirements that are specifically required of a non-affiliated third-party processor or servicer (or subcontractor) under the GLB Regulations and other applicable federal consumer privacy laws, rules, and regulations.  Without limiting the foregoing, the Servicer agrees that:

(i)

the Servicer is prohibited from disclosing or using any “non-public personal information” (as defined in the GLB Regulations) disclosed or provided by the Trust or on the Trust’s behalf to the Servicer, except solely to carry out the purposes for which it was disclosed, including use under an exception contained in 12 CFR sections 40.14 or 40.15 or 16 CFR sections 313.14 or 313.15, as applicable, of the GLB Regulations in the ordinary course of business to carry out those purposes; and

(ii)

the Servicer has implemented and will maintain an information security program designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, Final Rule (12 CFR Part 30, Appendix B) and the Federal Trade Commission’s Standards for Safeguarding Customer Information (16 CFR Part 314).

Section 3.18

Servicer Internal Controls.  The Servicer shall maintain at all times an adequate system of audit and internal controls in accordance with customary servicing procedures as it follows with respect to comparable student loans which it services on behalf of Wells Fargo Bank, N.A. or any of its Affiliates.

Section 3.19

Non-Discrimination Practices.  The Servicer shall at all times perform its obligations under this Agreement so as to (a) treat Obligors on the basis of their individual merits and (b) not discriminate against Obligors on the basis of their race, creed or national origin.

Section 3.20

Material Changes.  The Servicer shall promptly report to the Administrator, on behalf of the Issuer, and the Depositor any change in its business operations, financial condition, properties or assets since the date of the latest submitted financial statements which could have a material adverse effect on the Servicer's ability to perform its obligations hereunder.  Events for which the Administrator, on behalf of the Issuer, and the Depositor must receive notice include, but are not limited to, the following:

(i)

any change in the Servicer's business address and/or telephone number;

(ii)

any merger, consolidation, or significant reorganization;

(iii)

any changes in the Servicer's ownership whether by direct or indirect means.  Indirect means include any change in ownership of the Servicer's parent;

(iv)

any change in the Servicer's corporate name;

(v)

if the Servicer is a savings and loan association, any change in the Servicer's charter from federal to state or vice versa;

(vi)

any decreases in capital, adverse alteration of debt/equity ratios, or changes in management ordered or required by a regulatory authority supervising or licensing the Servicer;

(vii)

any significant adverse change in the Servicer's financial position;

(viii)

entry of any court judgment or regulatory order in which the Servicer is or may be required to pay a claim or claims which, in the Administrator’s reasonable opinion, on behalf of the Issuer, have a material adverse effect on the Servicer's financial condition; and

(ix)

the Servicer admits to committing, or is found to have committed, a material, in the Administrator’s reasonable opinion, on behalf of the Issuer, violation of any law, regulation, or order.

Section 3.21

Exchange Act Reports.

A.

Within 15 days after each Distribution Date, the Servicer shall prepare, an authorized officer of the Servicer shall sign, and the Servicer shall file with the Commission, on behalf of the Trust, any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Servicer shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto.  Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be reported by the parties set forth on Attachment [E] and directed and approved by the Depositor, and the Servicer will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure (other than with respect to itself) absent such reporting, direction and approval.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Servicer will follow the procedures set forth in Section 3.12(D).  Promptly (but no later than 1 Business Day) after filing with the Commission, the Servicer will make available on its internet website a final executed copy of each Form 10-D.

For so long as the Trust is subject to the Exchange Act reporting requirements, within five (5) calendar days (or, solely in the case of [Item 7] of Attachment [E], the greater of five (5) calendar days or three (3) Business Days) after the related Distribution Date, the parties identified on Attachment [E] shall (i) provide to the Servicer and the Depositor, to the extent known by a Responsible Officer, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Servicer and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable and (ii) include with such Additional Form 10-D Disclosure, an Additional Disclosure Notification in the form attached hereto as Attachment [H], and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  The Servicer has no duty under this Agreement to monitor or enforce the performance by the parties listed on Attachment [E] of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure; except that the Servicer shall enforce the obligations of the Servicers under the Servicing Agreement.  After preparing the Form 10-D, if the Form 10-D contains any Additional Form 10-D Disclosure, the Servicer shall forward electronically a draft copy of the Form 10-D to the Depositor for review.  Each party to this Agreement acknowledges that the performance by the Servicer of its duties under this Section 3.21(A) relating to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.21(A).  The Servicer shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Servicer's inability or failure to receive, on a timely basis, any information from any other party hereto, any Subservicer, the Custodian or any special servicer (if applicable) needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.  The Depositor will be responsible for any reasonable fees assessed and expenses incurred by the Servicer in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

B.

Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 20__, the Servicer shall prepare, a senior officer of the Servicer in charge of the servicing function shall sign, and the Servicer shall file with the Commission, on behalf of the Trust, a Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Servicer within the applicable timeframes set forth in this Agreement:

(i)

an annual compliance statement for the Servicer, and any Subservicer, as described under Section 7.3;

(ii)

(A) the annual reports on assessment of compliance with servicing criteria for the Servicer, the Indenture Trustee, the Administrator and each Servicing Function Participant, as described under Section 7.3, and (B) if any party's report on assessment of compliance with Servicing Criteria described under Section 7.3 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any party's report on assessment of compliance with servicing criteria described under Section 7.3 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation of why such report is not included;

(iii)

(A) the registered public accounting firm attestation report for each of the Servicer, the Indenture Trustee, the Administrator and each Servicing Function Participant, as described under Section 7.3, and (B) if any registered public accounting firm attestation report described under Section 7.3 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation of why such report is not included; and

(iv)

a certification, signed by a senior officer of the Servicer in charge of the servicing function, in the form attached hereto as Attachment [D] or in such other form as may be required by Rules 13a-14 and 15d-14 under the Exchange Act, as applicable, and any directives or interpretations thereof by the Commission (the "Sarbanes-Oxley Certification").

Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Attachment [F] and directed and approved by the Depositor, and the Servicer will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure (other than with respect to itself) absent such reporting, direction and approval.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Servicer will follow the procedures set forth in Section 3.21(D).  Promptly (but no later than 1 Business Day) after filing with the Commission, the Servicer will make available on its internet website a final executed copy of each Form 10-K.

No later than [March 5] (with a [10] calendar day cure period, but in no event later than [March 15]) of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in March 20__, (i) the parties identified on Attachment [F] shall provide to the Servicer and the Depositor, to the extent known by a Responsible Officer, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Servicer and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, and (ii) the parties identified on Attachment [F] shall include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Attachment [H], and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.  The Servicer has no duty under this Agreement to monitor or enforce the performance by the parties listed on Attachment [F] of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information; except that the Servicer shall enforce the obligations of any Subservicers under their respective servicing agreements.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Servicer in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

After preparing the Form 10-K, if the Form 10-K contains any Additional Form 10-K Disclosure, the Servicer shall forward electronically a draft copy of the Form 10-K to the Depositor for review.  Each party to this Agreement acknowledges that the performance by the Servicer of its duties relating to the timely preparation and filing of Form 10-K is contingent upon such parties strictly observing all applicable timeframes in the performance of their duties.  The Servicer shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Servicer's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Subservicer needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

C.

Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if directed by the Depositor, the Servicer shall prepare, an authorized officer of the Servicer shall sign, and the Servicer shall file with the Commission, on behalf of the Trust, any Form 8-K, as required by the Exchange Act, provided that the Depositor shall prepare and file the initial Form 8-K in connection with the issuance of the Notes.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Attachment [G] and directed and approved by the Depositor, and the Servicer will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information (other than with respect to itself) absent such reporting, direction and approval.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Servicer will follow the procedures set forth in Section 3.21(D).  Promptly (but no later than 1 Business Day) after filing with the Commission, the Servicer will, make available on its internet website a final executed copy of each Form 8-K.

For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event (i) the parties identified on Attachment [G] shall provide to the Servicer and the Depositor, to the extent known by a Responsible Officer, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Servicer and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and (ii) the parties identified on Attachment [G] shall include with such Additional Form 8-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Attachment [H] and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K.  The Servicer has no duty under this Agreement to monitor or enforce the performance by the parties listed on Attachment [G] of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information; except that the Servicer shall enforce the obligations of the Subservicers under the servicing agreement.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Servicer in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

After preparing the Form 8-K, the Servicer shall forward electronically a draft copy of the Form 8-K to the Depositor for review.  Each party to this Agreement acknowledges that the performance by the Servicer of its duties under this Section 3.21(C) relating to the timely preparation and filing of Form 8-K is contingent upon such party strictly observing all applicable timeframes in the performance of its duties under this Section 3.21(C).  The Servicer shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Servicer's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Subservicer needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

D.

In the event that the Servicer is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Servicer will promptly notify the Depositor and, in the case of Form 10-D or 10-K, the Servicer will prepare, sign and file a Form 12b-25 pursuant to Rule 12b-25 of the Exchange Act not later than the Business Day following the due date of the applicable report.  Within five days following the due date of any Form 10-D as to which it has filed a Form 12b-25, the Servicer shall prepare, sign and file the related Form 10-D.  Within 15 days following the due date of any Form 10-K as to which it has filed a Form 12b-25, the Servicer shall prepare, sign and file the related Form 10-K.  In the case of Form 8-K, the Servicer will, upon receipt of all required Form 8-K Disclosure Information and at the direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, the Servicer will notify the Depositor and each party whose cooperation is required in connection with the preparation of such amendment; provided however that such notice shall not be required in connection with an amendment to Form 10-D due to a revision made to any Distribution Date Statement.  The parties to this Agreement acknowledge that the performance by the Servicer of its duties under this Section 3.21(D) related to the timely preparation and filing of a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section 3.21.  The Servicer shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Servicer's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Subservicer needed to prepare, arrange for execution or file such Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

E.

On or prior to January 30 of the first year in which the Servicer is able to do so under applicable law, the Servicer shall prepare, an authorized officer of the Servicer shall sign, and the Servicer shall file with the Commission, on behalf of the Trust, a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.  At the beginning of any year after the filing of a Form 15, if the number of Noteholders of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Servicer shall recommence preparing and filing reports on Form 10-D, 10-K and 8-K as required pursuant to this Section 3.21.

F.

To the extent the Servicer is obligated to give any notice to the Depositor pursuant to this Section 3.21, such notice may, notwithstanding the provisions of Section 6.2 in this Agreement, be delivered via facsimile to __________ or via electronic mail to ___________.

Article IV

Section 4.1

Representations of Servicer.  The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the beneficial interest in the Trust Student Loans and appointing the Servicer as servicer hereunder.  The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Trust Student Loans to the Owner Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

A.

Qualification of Servicer.  The Servicer is duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business and is in good standing under the laws of each jurisdiction that requires such qualification wherein it owns or leases any material properties, or in which it conducts any material business or in which the performance of its duties under this Agreement would require such qualification, except where the failure to so qualify would not have a material adverse effect on (a) the Servicer's performance of its obligations under this Agreement or (b) the value or marketability of the Trust Student Loans.

B.

Requisite.  The Servicer has the corporate power and authority to own its properties and conduct any and all business required or contemplated by this Agreement and to perform the covenants and obligations to be performed by it under this Agreement.  The Servicer holds all material licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is presently conducted.

C.

No Conflicts.  The execution and delivery of this Agreement are within the corporate power of the Servicer and have been duly authorized by all necessary actions on the part of the Servicer; neither the execution and delivery of this Agreement by the Servicer, nor the consummation by the Servicer of the transactions herein contemplated, nor compliance with the provisions hereof by the Servicer, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the articles of incorporation or bylaws of the Servicer or any law, governmental rule or regulation, or any judgment, decree or order binding on the Servicer or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which it is a party or by which it is bound or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

D.

Enforceable Agreement.  This Agreement, when duly executed and delivered by the Servicer, will constitute a legal, valid and binding agreement of the Servicer, enforceable in accordance with its terms, subject, as to enforcement or remedies, to applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally from time to time in effect, and to general principles of equity.

E.

No Consents.  No consent, approval, order or authorization of any governmental authority or registration, qualification or declaration with any such authority is required in order for the Servicer to perform its obligations under this Agreement.

F.

Financial Condition.  The Servicer is not, and, with passage of time, does not expect to become, insolvent or bankrupt.  Except as disclosed in the Prospectus, there is no material risk that the Servicer's financial condition could affect one or more aspects of the performance by the Servicer of its servicing obligations under this Agreement in a manner that could have a material impact on the performance of the Trust Student Loans or the Notes.  The Servicer shall promptly notify the Issuer, the Depositor, the Administrator and the Indenture Trustee of any material adverse change of its financial condition.

G.

Servicing Practices.  The servicing practices used by the Servicer under this Agreement have been and are in all respects in compliance with all federal, state and local laws, rules, regulations and requirements in connection therewith and are in accordance with Prudent Servicing Practices.

H.

No Impairment.  There is no action, suit, proceeding or investigation pending or, to the best of the Servicer's knowledge after due inquiry, threatened, against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in business operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which if adversely determined would affect the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement.

I.

No Performance Triggering Event.  Except as disclosed in the Prospectus, the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any securitization due to any act or failure to act of the Servicer under such securitization.

J.

No Termination.  Except as disclosed in the Prospectus, the Servicer has not been terminated as servicer in a student loan securitization, either due to a servicing default or to application of a servicing performance test or trigger.

K.

No Material Noncompliance.  Except as disclosed in the Prospectus or otherwise in writing provided by the Servicer to the Issuer, the Administrator and the Indenture Trustee, there has been no material noncompliance with the applicable servicing criteria with respect to securitizations of student loans involving the Servicer as a servicer within the past three (3) years.

L.

Servicing Policies and Procedures.  Except as disclosed in the Prospectus, no material changes to the Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement for student loans of a type similar to the Trust Student Loans have occurred during the three-year period immediately preceding the date of this Agreement.

M.

No Affiliations.  Except as disclosed in the Prospectus, there are no affiliations, relationships or transactions relating to the Servicer and any party identified in Item 1119 of Regulation AB of the type described therein.

N.

Legal or Governmental Proceedings.  Except as disclosed in the Prospectus, there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer or any Subservicer that would be material to Noteholders.

Section 4.2

Indemnities of Servicer.  The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

The Servicer shall pay for any loss, liability or expense, including reasonable attorneys’ fees, that may be imposed on, incurred by or asserted against the Issuer or the Eligible Lender Trustee by the Department pursuant to the Higher Education Act, to the extent that such loss, liability or expense arose out of, or was imposed upon the Issuer, the Owner Trustee or the Eligible Lender Trustee through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its obligations and duties under this Agreement or by reason of the reckless disregard of its obligations and duties under this Agreement, where the final determination that any such loss, liability or expense arose out of, or was imposed upon the Issuer, the Owner Trustee or the Eligible Lender Trustee through, any such negligence, willful misfeasance, bad faith or recklessness on the part of the Servicer is established by a court of law, by an arbitrator or by way of settlement agreed to by the Servicer.  Notwithstanding the foregoing, if the Servicer is rendered unable, in whole or in part, by a force outside the control of the parties hereto (including acts of God, acts of war, fires, earthquakes, hurricanes, floods and other disasters) to satisfy its obligations under this Agreement, the Servicer shall not be deemed to have breached any such obligation upon delivery of written notice of such event to the other parties hereto, for so long as the Servicer remains unable to perform such obligation as a result of such event.

For purposes of this Section 4.2, in the event of the termination of the rights and obligations of Wells Fargo Bank, N.A. (or any successor thereto pursuant to Section 4.3) as Servicer pursuant to Section 5.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 5.2.

Liability of the Servicer under this Section 4.2 shall survive the resignation or removal of the Owner Trustee, the Eligible Lender Trustee or the Indenture Trustee or the termination of this Agreement.  If the Servicer shall have made any payments pursuant to this Section 4.2 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

Section 4.3

Merger or Consolidation of, or Assumption of the Obligations of, Servicer.  Subject to the following paragraph the Servicer will keep in full effect its power and authority as a national banking association under the laws of the jurisdiction of its organization, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Notes or any of the Trust Student Loans and to perform its respective duties under this Agreement.

The Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, (a) in the case of the Servicer, any such successor or resulting Person shall have a net worth of not less than $15,000,000 and satisfy the eligibility requirements as a third party servicer under the Higher Education Act and (b) the Servicer and such successor or surviving Person shall notify the Depositor, the Issuer and the Indenture Trustee of any such merger, conversion or consolidation at least two Business Days prior to the effective date thereof (unless giving such prior notice would be prohibited by applicable law or by a confidentiality agreement, in which case notice shall be given by 12 noon Eastern time one Business Day after such merger or consolidation).

Section 4.4

Limitation on Liability of Servicer.  Neither the Servicer nor any subcontractor nor any of the directors, officers, employees or agents of any of them shall be under any liability to the Issuer, the Noteholders, the Administrator, the Owner Trustee, the Eligible Lender Trustee or the Indenture Trustee and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, for errors in judgment, for any incorrect or incomplete information provided by schools, borrowers, Guarantors and the Department, for the failure of any other party to this Servicing Agreement or any other Basic Document to comply with its respective obligations hereunder or under any other Basic Document or for any losses attributable to the insolvency of any Guarantor; provided, however, that this provision shall not protect the Servicer, any subcontractor or any of the directors, officers, employees or agents of any of them against their obligations to purchase Student Loans from the Trust pursuant to Section 3.5 hereof or to pay to the Issuer amounts required pursuant to Section 3.5 hereof or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement.  The Servicer, any subcontractor, and any director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with the performance of their duties and obligations, the exercise of their rights or any legal action (including but not limited to, costs and expenses of litigation, and of investigation, attorney's fees, damages, judgments and amounts paid in settlement) under this Agreement, any other Basic Document, the Notes or the Trust Student Loans (except for amounts due by the Servicer in connection with the breach of a representation or warranty covering the Trust Student Loans), other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder.  The Servicer, any subcontractor, and any director, officer, employee or agent of any of them may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement or any other Basic Document.

Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that the Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the other Basic Documents and the rights and duties of the parties hereto and the interests of the Noteholders and the holder of the Trust Certificate if the Noteholders or the holder of the Trust Certificate offer to the Servicer reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account, and such amounts shall, on the following Monthly Servicing Payment Date or Monthly Servicing Payment Dates, be allocated in reduction of distributions on the Notes.

Section 4.5

Wells Fargo Bank, N.A. Not to Resign as Servicer.  The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer and receipt by the Indenture Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Notes then rated, (b) upon determination that its duties hereunder are no longer permissible under applicable law, or (c) pursuant to Section 4.6.  Any such determination under clause (b) permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee.  No such resignation shall become effective until the Indenture Trustee or a successor servicer shall have assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder.

Section 4.6

Assignment or Delegation of Duties by Servicer.

A.

Except as provided in this Agreement, the Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer without the prior written consent of the Indenture Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, subject to Section 4.6.(B), the Servicer shall have the right without the prior written consent of the Indenture Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service student loans under the Higher Education Act, and executes and delivers to the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Indenture Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Notes in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Notes are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Servicer any duties, covenants or obligations to be performed and carried out by the Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Servicer of any liability to the Indenture Trustee, the Administrator or the Depositor under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

B.

Notwithstanding anything contained herein to the contrary, to the extent the Servicer engages any affiliate or third party vendor, in connection with the performance of any of its duties under this Agreement, the Servicer shall immediately notify the Depositor and Administrator in writing of such engagement (to the extent it has not already notified the Depositor and Administrator pursuant to clause (a) above); provided however, that prior to engaging any affiliate or third party vendor in connection with the performance of any of its duties under this Agreement, the Servicer shall determine (i) if such affiliates or third party vendors would be a Servicing Function Participant and (ii) if such affiliate or third party vendor would be a "servicer" within the meaning of Item 1101 of Regulation AB (an "Additional Servicer") and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB. If the Servicer has determined that such affiliates or third party vendors are a Servicing Function Participant, the Servicer shall cause such Servicing Function Participant to prepare and deliver to the Servicer a separate assessment and attestation report, as contemplated by Section 3.11 of this Agreement. In addition, if the Servicer has determined that any such affiliate or third party vendor would be an Additional Servicer and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, the Servicer shall cause such Additional Servicer to prepare and deliver to the Servicer a separate compliance statement as contemplated by Section 7.3 of this Agreement. In addition, if the Servicer determines any such affiliate or third party vendor would be a "servicer" within the meaning of Item 1101 of Regulation AB, the Servicer shall not engage such affiliate or third party vendor unless it provides the Servicer and the Depositor the information required by Section 1108(b) and 1108(c) of Regulation AB prior to such engagement.

C.

 In the event of any assignment of rights or delegation of duties of the Servicer, the Servicer shall report such event on Form 8-K, to the extent required, within four Business Days after the effective date thereof.

Article V

Section 5.1

Servicer Default.  If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(1)

any failure by the Servicer (i) to deliver to the Paying Agent for deposit in the Trust Accounts any payment required by the Basic Documents to which the Servicer is a signatory or (ii) in the event that daily deposits into the Collection Account are not required, to deliver to the Administrator any payment required by the Basic Documents, which failure in case of either clause (i) or (ii) continues unremedied for five Business Days after written notice of such failure, requiring the same to be remedied, is received by the Servicer from the Indenture Trustee, the Owner Trustee or the Paying Agent, five Business Days after written notice of such failure, requiring the same to be remedied, is received by the Servicer and the Indenture Trustee from the Noteholders of Notes evidencing in the aggregate at least a majority of the Outstanding Amount of the Notes; or

(2)

any failure by the Servicer duly to observe or to perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement or any material breach by the Servicer of its representations and warranties set forth in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer by the Indenture Trustee, the Owner Trustee or the Administrator or (B) to the Servicer and the Indenture Trustee by the Noteholders evidencing in the aggregate at least a majority of the Outstanding Amount of the Notes; provided, however, that any breach of Sections 3.1, 3.2, 3.3 or 3.4 shall not be deemed a Servicer Default so long as the Servicer is in compliance with its repurchase and reimbursement obligations under Section 3.5; or

(3)

an Insolvency Event occurs with respect to the Servicer; or

(4)

any failure by the Servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee, or the Noteholders of Notes evidencing in the aggregate at least a majority of the Outstanding Amount of the Notes, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 3.5 and Section 4.2) of the Servicer under this Agreement.  As of the effective date of termination of the Servicer, all authority and power of the Servicer under this Agreement, whether with respect to the Notes or the Trust Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under Section 5.2.  The predecessor Servicer shall cooperate with the successor Servicer, the Indenture Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to a Trust Student Loan.  All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Trust Student Loan Files to the successor Servicer and amending this Agreement and any other Basic Documents to reflect such succession as Servicer pursuant to this Section 5.1 shall be paid by the predecessor Servicer (other than the Indenture Trustee acting as the Servicer under this Section 5.1) upon presentation of reasonable documentation of such costs and expenses.  Upon receipt of notice of the occurrence of a Servicer Default, the Issuer shall give notice thereof to the Indenture Trustee and the Rating Agencies.

Section 5.2

Appointment of Successor.

A.

Upon receipt by the Servicer of notice of termination pursuant to Section 5.1, or the resignation by the Servicer in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and duties of Wells Fargo Bank, N.A.  In the event of the termination hereunder of the Servicer, the Issuer shall appoint a successor Servicer acceptable to the Indenture Trustee, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee.  In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section 5.2, the Indenture Trustee without further action shall automatically be appointed the successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee and any Carryover Servicing Fees.  Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution whose regular business shall include the servicing of student loans, as the successor to the Servicer under this Agreement; provided, however, that such right to appoint or to petition for the appointment of any such successor Servicer shall in no event relieve the Indenture Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

B.

Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities placed on the predecessor Servicer that arise thereafter or are related thereto and shall be entitled to an amount agreed to by such successor Servicer (which shall not exceed the Servicing Fee unless the Rating Agency Condition is satisfied with respect to such compensation arrangements; provided, that the successor Servicer shall be entitled to reimbursement for the costs and expenses associated with the servicing transfer, including indemnity payments owed to the Indenture Trustee in connection with directing the Indenture Trustee to terminate a servicing agreement) and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement; provided, that the successor Servicer shall assume no liability or responsibility for any acts, representations, obligations and covenants of any predecessor Servicer prior to the date that the successor Servicer becomes Servicer hereunder.

C.

Notwithstanding the foregoing or anything to the contrary herein or in the other Basic Documents, the Indenture Trustee, to the extent it is acting as successor Servicer pursuant hereto and thereto, shall be entitled to resign to the extent a qualified successor Servicer has been appointed and has assumed all the obligations of the Servicer in accordance with the terms of this Agreement and the other Basic Documents.

Section 5.3

Notification to Noteholders.  Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article V, the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Rating Agencies).

Section 5.4

Waiver of Past Defaults.  The Noteholders of Notes evidencing at least a majority of the Outstanding Amount of the Notes may, on behalf of all Noteholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Accounts (or giving instructions regarding the same) in accordance with this Agreement.  Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the Administration Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

Article VI

Section 6.1

Amendment.

A.

This Agreement may be amended from time to time by the parties hereto with prior notice to the Rating Agencies, but without the consent of any of the Noteholders:

(i)

to cure any ambiguity or mistake;

(ii)

to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or in the related Prospectus;

(iii)

to conform the obligations of the parties under this Agreement, or to add obligations of the parties to this Agreement, if necessary, to comply with the requirements of Regulation AB;

(iv)

to change the timing and/or nature of deposits into the Collection Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder;

(v)

to make certain provisions with respect to the denominations of, and the manner of payments on, certain Classes of Notes initially retained by the Depositor or an affiliate of the Depositor; and

(vi)

to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder;

provided, that any such amendment shall not result in or cause a significant change to the permissible activities of the Trust.

Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Noteholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Notes.

The Indenture Trustee is hereby authorized to join in the execution of any such amendment and to make any further appropriate agreements and stipulations that may be therein contained.

B.

The parties hereto, with the consent of the Noteholders evidencing in the aggregate not less than 66-2/3% of the aggregate Outstanding Amount of the Notes of each class of Notes affected thereby and with prior notice to the Rating Agencies, enter into an amendment hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders of such class of Notes; provided, however, that no such amendment shall:

(i)

reduce in any manner the amount of, or delay the timing of, payments received on Trust Student Loans which are required to be distributed on any Note without the consent of such Noteholder;

(ii)

adversely affect in any material respect the interest of the Noteholder of any class of Notes in a manner other than as described in clause (i) hereof without the consent of such Noteholders evidencing, as to such class of Notes, not less than 66-2/3% of the Outstanding Amount of the Notes; or

(iii)

reduce the aforesaid percentage of Notes of any class of Notes the Noteholders of which are required to consent to any such amendment, without the consent of such Noteholders of all Notes of such class of Notes then outstanding.

It shall not be necessary for the consent of Noteholders under this Section 8.5 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

Promptly after the execution of any amendment requiring the consent of Noteholders, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Noteholder.  Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 6.2

Notices.  All notices hereunder shall be given by United States certified or registered mail, by facsimile or by other telecommunication device capable of creating written record of such notice and its receipt.  Notices hereunder shall be effective when received and shall be addressed to the respective parties hereto at the addresses set forth below, or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this Section 6.2.

If to the Servicer, to:

Wells Fargo Bank, N.A.

670 McKnight Road North

St. Paul, Minnesota 55119

Attn:  _______________

If to the Issuer, to:

Wells Fargo Student Loan Trust 20__-_

c/o [OWNER TRUSTEE]

____________________

____________________

____________________

Attn:  _______________

If to the Administrator, to:

Wells Fargo Bank, N.A.

Sixth and Marquette Avenue

MAC N9311-161

Minneapolis, Minnesota 55479

Attn:  Corporate Trust Services/Structured Products Group

If to the Owner Trustee, to:

[OWNER TRUSTEE]

____________________

____________________

____________________

Attn:  _______________

If to the Indenture Trustee, to:

[INDENTURE TRUSTEE]

____________________

____________________

____________________

Attn:  _______________

Section 6.3

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts shall constitute one and the same instrument.

Section 6.4

Entire Agreement; Severability.  This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous servicing agreements, understandings, inducements and conditions, expressed or implied, oral or written, of any nature whatsoever with respect to the subject matter thereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.  Each of the parties named on the signature pages to this Agreement by execution of this Agreement agrees, for the benefit of the Servicer and the other signatories hereto, to be bound by the terms of this Agreement and the other Basic Documents to the extent reference is made in such document to such party.

Section 6.5

Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 6.6

Relationship of Parties.  The Servicer is an independent contractor and, except for the services which it agrees to perform hereunder, the Servicer does not hold itself out as an agent of any other party hereto.  Nothing herein contained shall create or imply an agency relationship among Servicer and any other party hereto, nor shall this Agreement be deemed to constitute a joint venture or partnership between the parties.

Section 6.7

Titles Not to Affect Interpretation.  The titles of the articles and sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

Section 6.8

Nonliability of Directors, Officers and Employees of Servicer, the Owner Trustee, the Indenture Trustee and the Administrator.  No member of the board of directors or any officer, employee or agent of the Servicer, the Owner Trustee, the Indenture Trustee or the Administrator (or any Affiliate of any such party) shall be personally liable for any obligation incurred under this Agreement.

Section 6.9

Assignment.  This Agreement may not be assigned by the Servicer except as permitted under Sections 4.3, 4.5 and 5.2 hereof.  This Agreement may not be assigned by the Administrator except as permitted under Sections 4.3 and 4.6 of the Administration Agreement.

Section 6.10

Limitation of Liability of Owner Trustee and Indenture Trustee.

A.

Notwithstanding anything contained herein to the contrary, this Agreement has been signed by [OWNER TRUSTEE], not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall [OWNER TRUSTEE] in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer or the Owner Trustee hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Issuer.

B.

Notwithstanding anything contained herein to the contrary, this Agreement has been signed by [INDENTURE TRUSTEE], not in its individual capacity but solely as Indenture Trustee, and in no event shall [INDENTURE TRUSTEE] have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

Section 6.11

Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Depositor, the Servicer, the Administrator, the Issuer, the Indenture Trustee, the Owner Trustee and the Eligible Lender Trustee and for the benefit of the holder of the Trust Certificate and the Noteholders, as third party beneficiaries, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 6.12

Indulgences Not Waivers.  Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege, with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Article VII

Section 7.1

Intent of the Parties; Reasonableness.  The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Depositor, the Administrator, on behalf of the Issuer, in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with the Issuer, the parties hereto shall cooperate fully with the Depositor and the Administrator, on behalf of the Issuer, to deliver to the Depositor and/or the Administrator, on behalf of the Issuer, any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor or the Administrator, on behalf of the Issuer, to permit the Depositor or the Administrator, on behalf of the Issuer, to comply with the provisions of Regulation AB, together with such disclosures reasonably believed by the Depositor and/or the Administrator, on behalf of the Issuer, to be necessary in order to effect such compliance.

The Administrator, on behalf of the Issuer, (including any of its assignees or designees) shall cooperate with the Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Issuer’s reasonable judgment, to comply with Regulation AB.

Section 7.2

Reporting Requirements.

A.  If so requested by the Administrator, acting on behalf of the Issuer, for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of Notes, the Servicer shall (or shall cause each Subservicer to) (i) notify the Issuer and the Administrator in writing of any material litigation or governmental proceedings pending against the Servicer and any Subservicer and (ii) provide to the Issuer a description of such proceedings, affiliations or relationships.

B.  As a condition to the succession to Servicer or any Subservicer by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Issuer and the Administrator, at least 10 Business Days prior to the effective date of such succession or appointment, (x) written notice to the Issuer of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Administrator, acting on behalf of the Issuer, all information reasonably requested by the Administrator, acting on behalf of the Issuer, in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of Notes.

Section 7.3

Auditor's Opinion; Other Annual Reports and Exchange Act Reporting.

A.

For so long as the Trust Student Loans are serviced by the Servicer, the Servicer shall provide, or cause to be provided in the case of clause (iii), to the Administrator, on behalf of the Issuer, and the Depositor, no later than [March 5] of each year or if such day is not a Business Day, the next Business Day (with a [10] calendar day cure period, but in no event later than [March 15]), commencing in March 20__, the following:

(i)

a report (in form and substance reasonably satisfactory to the Administrator, on behalf of the Issuer, and the Depositor) regarding the Servicer's assessment of compliance with the Servicing Criteria applicable to it during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Issuer and the Depositor and signed by an authorized officer of the Servicer, and shall address, at a minimum, each of the Servicing Criteria applicable to the Servicer, as specified in the table in Attachment [C];

(ii)

a report of a registered public accounting firm reasonably acceptable to the Administrator, on behalf of the Issuer, and the Depositor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.  If requested by the Administrator, on behalf of the Issuer, or the Depositor, such report shall contain or be accompanied by a consent of such accounting firm to inclusion or incorporation of such report in the Depositor's Registration Statement on Form S-3 relating to the Notes and the Trust's Form 10-K; and

(iii)

an assessment of compliance and accountants' attestation described in paragraphs (i) and (ii) of this Section 7.3(A) with respect to each Subservicer, and each Subcontractor determined by the Servicer pursuant to Section 3.9 to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB.

B.

Each assessment of compliance provided by a Subservicer pursuant to Section 7.3(A)(iii) shall address each of the Relevant Servicing Criteria.  An assessment of compliance provided by a Subcontractor pursuant to Section 7.3(A)(iii) need not address any elements of the Servicing Criteria applicable to it other than those specified by the Servicer pursuant to Section 3.9.

C.

On or before [March 5] of each calendar year or if such day is not a Business Day, the next Business Day (with a [10] calendar day cure period, but in no event later than [March 15]), commencing in March 20__, the Servicer shall deliver to the Administrator, on behalf of the Issuer, and the Depositor a certificate signed by an authorized officer of the Servicer, for the benefit of the Issuer and the Depositor and their officers, directors and affiliates in the event that the Issuer or the Depositor is required under the Indenture to file a Sarbanes-Oxley Certification directly with the Commission in connection with the securitization of the Trust Student Loans (the "Transaction"), a certification in the form attached hereto as Attachment C.

The foregoing certification shall also be given upon thirty (30) days written request by the Administrator, on behalf of the Issuer, or the Depositor in connection with any additional Sarbanes-Oxley Certifications directly filed by the Issuer or the Depositor involving the Trust Student Loans.  The Servicer acknowledges that the Issuer and the Depositor may rely on the certification provided by the Servicer pursuant to this Section 7.3(C) in signing a Sarbanes-Oxley Certification and filing such with the Commission.  Neither the Issuer nor the Depositor will request delivery of a certification under this Section 7.3(C) unless the Issuer and the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to the Transaction.

D.

On or before [March 5] of each calendar year or if such day is not a Business Day, the next Business Day (with a [10] calendar day cure period, but in no event later than [March 15]), commencing in March 20__, the Servicer shall (i) deliver to the Administrator, on behalf of the Issuer, and the Depositor a statement of compliance addressed to the Issuer and the Depositor and signed by an authorized officer of the Servicer, to the effect that (A) a review of the Servicer's activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer's supervision, and (B) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof and (ii) cause each Subservicer to deliver to the Servicer a statement of compliance addressed to the Servicer and signed by an authorized officer of the Subservicer, to the effect that (A) a review of the Subservicer's activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the applicable agreement during such period has been made under such officer's supervision, and (B) to the best of such officers' knowledge, based on such review, the Subservicer has fulfilled all of its obligations under the applicable agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

E.

For so long as the Trust Student Loans are master serviced by the Servicer, the Servicer shall provide to the Administrator, on behalf of the Issuer, and the Depositor, no later than [March 5] of each year or if such day is not a Business Day, the next Business Day (with a [10] calendar day cure period, but in no event later than [March 15]), commencing in March 20__, financial statements for the most recently closed fiscal year, together with an unqualified opinion thereon of an independent certified public accountant who is a member of the American Institute of Certified Public Accountants, unless the Depositor, in its reasonable discretion, decides to waive this requirement regarding qualification.

F.

Within [five (5)] calendar days after a Distribution Date, the Servicer shall provide to the Administrator, on behalf of the Issuer, and the Depositor, to the extent known, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Issuer, the Depositor and the Servicer, the form and substance of any Additional Form 10-D Disclosure applicable to the Servicer, as indicated in the table in Attachment [E].  The Servicer acknowledges that the performance by the Administrator of its duties relating to the timely preparation and filing of Form 10-D is contingent upon the Servicer strictly observing all applicable deadlines in the performance of its duties under this Section 7.3(F).

G.

No later than [March 5] (with a [10] calendar day cure period, but in no event later than [March 15]) of each year that the Issuer is subject to the Exchange Act reporting requirements, commencing in March 20__, the Servicer shall provide to the Administrator, on behalf of the Issuer, and the Depositor, to the extent known, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Issuer, the Depositor and the Servicer, the form and substance of any Additional Form 10-K Disclosure applicable to the Servicer, as indicated in the table in Attachment [F].  The Servicer acknowledges that the performance by the Administrator of its duties relating to the timely preparation and filing of Form 10-K is contingent upon the Servicer strictly observing all applicable deadlines in the performance of its duties under this Section 7.3(G).

H.

For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event applicable to the Servicer, the Servicer shall provide to the Administrator, on behalf of the Issuer, and the Depositor, to the extent known, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Issuer, and the Depositor and the Servicer, the form and substance of any Form 8-K Disclosure Information applicable to the Servicer, as indicated in the table in Attachment [G].  The Servicer acknowledges that the performance by the Administrator of its duties relating to the timely preparation and filing of Form 8-K is contingent upon the Servicer strictly observing all applicable deadlines in the performance of its duties under this Section 7.3(H).

I.

The Servicer shall indemnify the Administrator, the Issuer, each affiliate of the Administrator and the Issuer, each broker dealer acting as underwriter or initial purchaser, each Person who controls any of such parties and the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor (each such entity, a "Servicer Information Indemnified Party"), and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)

(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants' letter or other material provided in written or electronic form under Sections 7.3 and 3.9 hereof by or on behalf of the Servicer, or provided under Sections 7.3 or 3.9 by or on behalf of any Subservicer or Subcontractor (collectively, the "Servicer Information"), or (B) the omission or alleged omission to state in the Servicer Information a material fact required to be stated in the Servicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Servicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Servicer Information or any portion thereof is presented together with or separately from such other information;

(ii)

any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants' letter or other material when and as required under Sections 7.3 and 3.9, including any failure by the Servicer to identify pursuant to Section 3.9 any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB; or

(iii)

any breach by the Servicer of a representation or warranty set forth in Section 4.1.

In the case of any failure of performance described in clause (ii) of this Section 7.3, the Servicer shall promptly reimburse the Administrator, the Issuer and the Depositor, as applicable, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Servicer, any Subservicer or any Subcontractor.  If the indemnification provided for herein is unavailable to hold harmless any Servicer Information Indemnified Party, then the Servicer agrees that it shall contribute to the amount paid or payable by such Servicer Information Indemnified Party as a result of the losses, claims, damages or liabilities of such Servicer Information Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Servicer Information Indemnified Party on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Section 7.3 or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf by their duly authorized officers as of __________, 20__.

WELLS FARGO BANK, N.A.,

as Servicer

By:  __________________________

Name:   ___________________

Title:     ___________________

WELLS FARGO BANK, N.A.,

as Administrator

By:  __________________________

Name:   ___________________

Title:     ___________________

WELLS FARGO STUDENT LOAN TRUST 20__-_

By: [OWNER TRUSTEE] ,

not in its individual capacity

but solely as Owner Trustee

By:  __________________________

Name:   ___________________

Title:     ___________________

[INDENTURE TRUSTEE],

not in its individual capacity but solely in its capacity as Indenture Trustee under the Indenture, dated as of __________, 20__, among Wells Fargo Student Loan Trust 20__-_, [OWNER TRUSTEE], not in its individual capacity but solely as the Owner Trustee, and [INDENTURE TRUSTEE]

By:  __________________________

Name:   ___________________

Title:     ___________________

By:  __________________________

Name:   ___________________

Title:     ___________________

ATTACHMENT A

SCHEDULE OF FEES

The Servicer will receive a Primary Servicing Fee and a Carryover Servicing Fee (together, the “Servicing Fee”).  The “Primary Servicing Fee” payable on any Monthly Servicing Payment Date (as defined below) is an amount equal to the sum of 1/12th of ____% of the outstanding principal amount of the Trust Student Loans as of the start of business on the first day of the preceding calendar month, plus any such amounts from prior Monthly Servicing Payment Dates that remain unpaid.  The Primary Servicing Fee will be payable out of Available Funds and amounts on deposit in the Reserve Account on the __th day of each month (or, if any such date is not a Business Day, on the next succeeding Business Day), commencing on __________, 20__ (each, a “Monthly Servicing Payment Date”).  The “Carryover Servicing Fee” will be payable out of Available Funds in accordance with Section 2.8(h) of the Administration Agreement on each Distribution Date and is the sum of (a) the amount of certain increases in the costs incurred by the Servicer which are agreed to pursuant to Section 3.8 of the Servicing Agreement, (b) any Conversion Fees, Transfer Fees and Removal Fees (as defined below) incurred since the last Distribution Date and (c) any amounts described in (a) and (b) above that remain unpaid from prior Distribution Dates plus interest on such amounts for the period from the Distribution Date on which such amounts become due to the date such amounts are paid in full at a rate per annum for each Interest Period (as defined below) equal to the sum of (a) the average accepted auction price (expressed on a bond equivalent basis) for 91-day Treasury Bills sold at the most recent 91-day Treasury Bill auction prior to the Interest Period as reported by the U.S.  Treasury Department and (b) ____%.

“Interest Period” shall mean the period from each Distribution Date through the day before the next Distribution Date.  The Carryover Servicing Fee will be payable to the Servicer on each succeeding Distribution Date out of Available Funds after payment on such Distribution Date of all senior amounts payable prior to clause (h) of Section 2.8 of the Administration Agreement.  On the ________ 20__ Monthly Servicing Payment Date, the Servicer shall receive a pro rata portion of the Primary Servicing Fee for the number of days in ________ from, and including, the Closing Date.

[Servicer will be paid a fee (“Conversion Fee”) for any Student Loan added to the Trust Estate which Student Loan is not serviced on the Servicer’s system unless such Student Loan is being substituted into the Trust Estate by the Servicer pursuant to Section 3.5 of this Agreement.  The Conversion Fee is equal to the greater of $_____ per account or the Servicer’s verifiable costs plus ____%.]

[Servicer will be paid a fee (“Transfer Fee”) for any Trust Student Loan transferred in or out of the Trust Estate which is at the time of transfer being serviced on the Servicer’s system (regardless of the owner) unless (i) such Trust Student Loans are being removed or added to the Trust in order to comply with the Servicer’s purchase/substitution obligation under Section 3.5 of this Agreement (ii) such Trust Student Loans are being removed pursuant to Section 3.11(F) of this Agreement (iii) such Trust Student Loans are being added to the Trust pursuant to Section 2.10(c) of the Administration Agreement or (iv) such Trust Student Loans are being supplemented by Add-On Consolidation Loans pursuant to Section 2.10(d) of the Administration Agreement.  The Transfer Fee is equal to $____ per account transaction.]

[Servicer will be paid a fee (“Removal Fee”) for performing all activities required to remove a Trust Student Loan from the Servicer’s system to another servicer unless such Trust Student Loan is being removed due to the termination of the Servicer pursuant to Section 5.1 of this Agreement.  The Removal Fee is equal to $____ per account plus any verifiable direct expenses incurred for shipping such Trust Student Loan to the new servicer.]

ATTACHMENT B

LOCATIONS

[______________________]

[______________________]

[______________________]

[(___)__________]

[______________________]

[______________________]

[______________________]

[(___)__________]

[______________________]

[______________________]

[______________________]

[(___)__________]

ATTACHMENT C

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by Wells Fargo Bank, N.A., as the Servicer, shall address, at a minimum, the criteria identified below (the “Applicable Servicing Criteria”):

Reference	Criteria	Applicability
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the Transaction Documents.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the Transaction Documents to maintain a back-up servicer for the trust student loans are maintained.	N/A
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)

Payments on trust student loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the Transaction Documents.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the Transaction Documents.

N/A
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the Transaction Documents.

1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the Transaction Documents.  For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	N/A
1122(d)(2)(vii)

 Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts.  These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the Transaction Documents; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the Transaction Documents.

Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the Transaction Documents and applicable Commission requirements.  Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the Transaction Documents; (B) provide information calculated in accordance with the terms specified in the Transaction Documents; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of student loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the Transaction Documents.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the Transaction Documents.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on student loans is maintained as required by the Transaction Documents or related student loan documents.
1122(d)(4)(ii)	Student loan and related documents are safeguarded as required by the Transaction Documents
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the Transaction Documents.	N/A
1122(d)(4)(iv)

Payments on student loans, including any payoffs, made in accordance with the related student loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the Transaction Documents, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related student loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the student loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's student loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the Transaction Documents and related pool asset documents.

1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the Transaction Documents.

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a student loan is delinquent in accordance with the Transaction Documents.  Such records are maintained on at least a monthly basis, or such other period specified in the Transaction Documents, and describe the entity’s activities in monitoring delinquent student loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for student loans with variable rates are computed based on the related student loan documents.
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s student loan documents, on at least an annual basis, or such other period specified in the Transaction Documents; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable student loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related student loans, or such other number of days specified in the Transaction Documents.

N/A
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the Transaction Documents.

N/A
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

N/A
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the Transaction Documents.	N/A
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the Transaction Documents.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the Transaction Documents.

Wells Fargo Bank, N.A., as Servicer

Date:

_________________________

By:

________________________________

Name:

Title:

 ATTACHMENT D

FORM OF ANNUAL CERTIFICATION

Re:

The Servicing Agreement dated as of __________, 20__ (the “Agreement”), among Wells Fargo Student Loan Trust 20__-_, as Issuer, Wells Fargo Bank, N.A., as Servicer and Administrator, and [INDENTURE TRUSTEE], as Indenture Trustee

I, ________________________________, the _______________________ of Wells Fargo Bank, N.A. (the “Servicer”), certify to the Administrator, on behalf of the Issuer, and the Depositor and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)

I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Trust Student Loans by the Servicer during 20__ that were delivered by the Servicer to the Administrator, on behalf of the Issuer, pursuant to the Agreement (collectively, the “Servicer Servicing Information”);

(2)

Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

(3)

Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the Administrator, on behalf of the Issuer, and the Depositor;

(4)

I am responsible for reviewing the activities performed by the Servicer as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

(5)

The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Administrator, on behalf of the Issuer, and the Depositor.  Any material instances of noncompliance described in such reports have been disclosed to the Administrator, on behalf of the Issuer.  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

_________________________

By:

________________________________

Name:

Title:

ATTACHMENT E

Additional Form 10-D Disclosure

Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information Any information required by 1121 which is NOT included on the Distribution Date Statement	[Servicer, Depositor]
Item 2: Legal Proceedings per Item 1117 of Reg AB

[(i) All parties to the Indenture, the Servicing Agreement and the Administration Agreement, as to themselves, (ii) the Servicer as to the issuing entity, (iii) the Depositor as to the Sponsor, any 1110(b) originator, any 1100(d)(1) party]

Item 3: Sale of Securities and Use of Proceeds	[Depositor]
Item 4: Defaults Upon Securities	[Servicer]
Item 5: Submission of Matters to a Vote of Securities Holders	[Servicer, Indenture Trustee]
Item 6: Significant Obligors of Pool Assets	[Depositor, if applicable]
Item 7: Significant Enhancement Provider Information	[Depositor, if applicable]
Item 8: Other Information	[Any party responsible for disclosure item Form 8-K]
Item 9: Exhibits	[Depositor, Servicer]

ATTACHMENT F

Additional Form 10-K Disclosure

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments Depositor
Item 9B: Other Information	[Any party responsible for disclosure item Form 8-K]
Item 15: Exhibits, Financial Statement Schedules	[Servicer, Depositor]
Additional Item: Disclosure per Item 1117 of Reg AB

[(i) All parties to the Indenture, the Servicing Agreement and the Administration Agreement, as to themselves, (ii) the Servicer as to the issuing entity, (iii) the Depositor, as to the Sponsor, any 1110(b) originator, any 1100(d)(1) party]

Additional Item: Disclosure per Item 1119 of Reg AB

[(i) All parties to the Indenture, the Servicing Agreement and the Administration Agreement, as to themselves, (ii) the Servicer as to the issuing entity, (iii) the Depositor as to the Sponsor, any 1110(b) originator, any 1100(d)(1) party, any significant obligor, any credit enhancement provider or derivative counterparty]

Additional Item: Disclosure per Item 1112(b) of Reg AB	[Depositor, if applicable]
Additional Item: Disclosure per Items 1114(b) and 1115(b) of Reg AB	[Depositor, if applicable]

ATTACHMENT G

Form 8-K Disclosure Information

Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement	[All parties to Indenture, the Servicing Agreement and the Administration Agreement]
Item 1.02- Termination of a Material Definitive Agreement	[All parties to the Indenture, the Servicing Agreement and the Administration Agreement]
Item 1.03- Bankruptcy or Receivership

[(i) Depositor, as to itself, the Sponsor 1100(d)(1) party, any significant obligor, any credit enhancement provider or derivative counterparty and any other transaction party, to the extent known to the Depositor, (ii) Indenture Trustee, as to itself, (iii) Owner Trustee, as to itself, (iv) Servicer, as to itself and any other transaction party, to the extent known to the Servicer]

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	[Servicer]
Item 3.03- Material Modification to Rights of Security Holders	[Servicer]
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year	[Servicer]
Item 6.01- ABS Informational and Computational Material	[Depositor]
Item 6.02- Change of Servicer or Master Servicer	[Servicer]
Item 6.03- Change in Credit Enhancement or External Support	[Depositor/Servicer]
Item 6.04- Failure to Make a Required Distribution	[Servicer]
Item 6.05- Securities Act Updating Disclosure	[Depositor]
Item 7.01- Reg FD Disclosure	[Depositor]
Item 8.01- Other Events	[Depositor, Servicer]
Item 9.01	[Depositor, Servicer]

ATTACHMENT H

Additional Disclosure Notification

**SEND VIA FAX TO [                 ] AND VIA EMAIL TO [                        ] AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

Wells Fargo Bank, N.A., as Servicer

670 McKnight Road North

St. Paul, Minnesota 55119

Attn:  _______________

RE:**[Additional Form [10-D][10-K] Disclosure][Form 8-K Disclosure Information]** Required

Ladies and Gentlemen:

In accordance with Section [ ] of the Indenture, dated as of [     ], among Wells Fargo Student Loan Trust [      ]-[ ], as Issuer, [           ], as Eligible Lender Trustee, and [         ], as Indenture Trustee, the undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will] [may]need to be disclosed on Form [10-D][10-K][8-K].

Description of [Additional Form [10-D][10-K] Disclosure][Form 8-K Disclosure Information]:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K] Disclosure][Form 8-K Disclosure Information]:

Any inquiries related to this notification should be directed to[                      ], phone number: [                      ]; email address: [                        ].

[NAME OF PARTY],

as [role]

By:__________________________

Name:

Title: